HANSEN,  BARNETT  &  MAXWELL

       A  Professional  Corporation         Member of AICPA Division of Firms
      CERTIFIED  PUBLIC  ACCOUNTANTS              Member of SECPS

       5  Triad  Center,  Suite  750
     Salt  Lake  City,  UT  84180-1128
         Phone:  (801)  532-2200
          Fax:  (801)  532-7944
             www.hbmcpas.com



               CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS



To  the  Board  of  Directors
Lucy's  Cafe,  Inc.

As independent certified public accountants, we hereby consent to the use of our report dated September 5, 2003, with respect to the financial statements of Lucy's Cafe, Inc. in its registration statement on Form SB-2/A Amendment No.1 relating to the registration of 3,470,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the registration statement.


                                        /s/HANSEN,  BARNETT  &  MAXWELL
                                        ---------------------------------

Salt  Lake  City,  Utah
October  20,  2003